EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of PalmSource, Inc. of our report dated August 4, 2003, except for Note 1, the ninth paragraph of Note 3 and Note 9 which are as of September 22, 2003, relating to the financial statements of PalmSource, Inc. which are incorporated by reference from the Registration Statement on Form S-1 (No. 333-111871). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 31, 2004